Exhibit 23.1

Consent of Independent Public Accounting Firm

Golden Queen Mining Co. Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-102112) of Golden Queen Mining Co. Ltd., of our report dated March 26, 2008, relating to the consolidated financial statements of Golden Queen Mining Co. Ltd., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
March 26, 2008